As filed with the Securities and Exchange Commission on September 18, 2008
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RFI TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3679	98-0590893

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

RFI Technologies, Inc.
17 Hamizpe St. Shoham 60850, Israel
Tel: (212) 796-5819

(Address and telephone number of principal executive offices)

RFI Technologies, Inc.
17 Hamizpe St. Shoham 60850, Israel
Tel: (212) 796-5819

(Address of Principal Place of Business or Intended Principal Place of Business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Tel: (516) 887-8200
Fax: (516) 887-8250
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value	11,447,841	$0.05	$ 572,392	$22.50

Common Stock, $0.0001 par value	7,500,000	$0.05	$ 375,000	$14.74

Total	18,947,841	$0.05	$947,392.00	$37.24

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of our common stock at the purchase price of $0.001485 per share. The fixed price of $.05 has been determined as the selling price based upon the original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

PROSPECTUS

RFI TECHNOLOGIES INC.

18,947,841 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 18,947,841 shares of common stock, par value $0.0001, of RFI Technologies, Inc., which are issued and outstanding and held by persons who are stockholders of RFI Technologies, Inc.

Our common stock is presently not traded on any market or securities exchange. The 18,947,841 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of common stock from the Company at the purchase price of $0.001485 per share. The fixed price of $.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

ii

iii

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

RFI Technologies, Inc. is a development stage company which was incorporated on August 11, 2008, in the state of Nevada. We have not generated any revenue to date. We are focused on designing and selling passive radio frequency identification (RFID) products to enable greater effectiveness and security in supply chain and asset tracking operations. Recent developments in technology, industry standards and manufacturing processes allow these RFID systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10.

Although RFID technology has been used for years in access control, toll collection, animal tracking and automobile security systems, among other applications, the market for RFID application that we target is relatively new and, to a large extent, unproven.

On August 24, 2008, we entered into a System and Installation Contract with Mainrom Invest SRL, which provides for the installation of our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania. The system will monitor and control all traffic entering and exiting the village, including human and vehicular traffic moving within the village. The value of this contract is approximately $63,000.

Our offices are currently located at 17 Hamizpe St. Shoham 60850, Israel. Our telephone number is (212) 796-5819. We do not currently have a functioning website.

The Offering

Securities offered:	18,947,841 shares of common stock, par value $0.0001 per share, to be offered and sold by the selling security holders.

Offering price:

Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of common stock from the Company at the purchase price of $0.001485 per share. All shares of common stock offered in this prospectus are being offered at the fixed price of $0.05 per share, which includes an increase based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	132,197,841 shares of common stock.

Shares outstanding after offering:	132,197,841 shares of common stock.

Ronen Luzon, our sole executive officer and sole director, currently holds 77.16% of the issued and outstanding shares of the Company’s common stock, and as a result, he will have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:

There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

For The Period August 11, 2008 (Inception) To August 31, 2008 (Audited)

Statement of Operations Data:

Revenues	$—
Net Loss	$(28,354)
Net Loss Per Common Share - Basic and Diluted	$(0.00)
Weighted Average Common Shares Outstanding -Basic and Diluted	115,000,000

Balance Sheet Data

From August 11, 2008 (inception ) to August 31, 2008 (Audited)

Working Capital	$—
Total Assets	$—
Total Liabilities	$18,154
Stockholders’ Equity (Deficit)	$(18,154)

RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve sufficient revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on August 11, 2008. We are focused on designing and selling passive radio frequency identification (RFID) products to enable greater effectiveness and security in supply chain and asset tracking operations. On August 24, 2008, we entered into a System and Installation Contract with Mainrom Invest SRL, which provides for the installation of our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania. The system will monitor and control all traffic entering and exiting the village, including human and vehicular traffic moving within the village. Although the value of this contract is approximately $63,000, we may not be able to successfully effectuate our business plan or we may not be able to market our products in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

•	raise sufficient capital in the public and/or private markets;

•	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

•	respond effectively to competitive pressures; or

•	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We have a going concern opinion from our registered independent auditors, indicating the possibility that we may not be able to continue to operate.

RFI is currently in the development stage, and its business plan is to design and sell passive radio frequency identification (“RFID”) products. RFID products enable greater effectiveness and security in supply chain and asset tracking operations. Recent developments in technology, industry standards and manufacturing processes allow these RFID systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10.

The initial activities of RFI from August 11, 2008 (inception) through August 31, 2008, include organization and incorporation, the issuance of 102,000,000 shares of common stock to an officer of the Company for services rendered, the issuance of 18,750,000 shares of common stock to three of the founders of the Company to raise $18,750, a capital formation activity to raise up to $17,000 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities.

While the management of RFI believes that the Company will be successful in its capital formation and operating activities, we have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our registered independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from August 11, 2008 (inception) to August 31, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing our RFID products. Even though we have entered into a System and Installation Contract with Mainrom Invest SRL to install our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania, a contract which values approximately $63,000, there is a substantial risk that we will not be successful in generating sufficient operating revenues or in achieving profitable operations, irrespective of competition.

As a development stage company, we may experience substantial cost overruns in designing, producing and marketing our RFID products and we may not have sufficient capital to successfully complete the production and marketing of our products.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in designing and producing and marketing the RFID products, and may not have sufficient capital to successfully complete our project. We may not be able to develop or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors.

Customers, dealers and distributors may not purchase our products.

Customers, dealers and distributors may not accept and use our RFID products or may prefer the products of a competitor to our own products. Acceptance and use of our future products will depend upon a number of factors including:

•	pricing relative to competing products;

•	nature and extent of market appeal;

•	innovativeness of the product in relation to comparable products;

•	effectiveness of marketing and distribution efforts by us and our dealers and distributors, if any; and

•	ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors

There can be no assurance that we will gain market acceptance of our RFID products. If and when we release our products on the market, if they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

The loss of Ronen Luzon, our sole officer and sole director, or our inability to recruit a suitable replacement may harm our business.

We will be highly dependent on Ronen Luzon for the management and operation of the Company. We do not maintain key man life insurance on Mr. Luzon. The loss of his services, would have a material adverse effect on propose business and operations. Competition for senior management, marketing and technical personnel in the RFID industry and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for Mr. Luzon. In addition, if Mr. Luzon joins a competitor or forms a competing company, he may compete with us for customers, suppliers and/or business partners and other key professionals and staff members of our company. We compete for qualified personnel with other RFID companies and marketing firms. Intense competition for these personnel could cause our compensation cost to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of Mr. Luzon and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to operate our business, develop a marketing program and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $150,000 to fund our continued operations for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Ronen Luzon, our sole executive officer and sole director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Mr. Luzon, our sole officer and director, beneficially owns approximately or has the right to vote 77.16% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;

•	removal of any of our directors;

•	amendment of our Articles of Incorporation or bylaws; and

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, Mr. Luzon will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Luzon could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We may in the future discover areas of our internal financial and accounting controls and procedures that need improvement.

In addition, Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our registered independent auditors addressing these assessments. Both we and our registered independent auditors will be testing our internal controls in connection with the Section 404 requirements and could identify areas for further attention or improvement. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

RISKS RELATING TO OUR INDUSTRY

If the market for RFID products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

The market for UHF band radio frequency identification, or RFID products in the application areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether RFID products for these applications will achieve and sustain high levels of demand and market acceptance. The development of the market for RFID products and services will depend upon businesses implementing programs and initiatives to deploy RFID systems in their supply chains and other settings. Any delay or failure by organizations to implement RFID systems throughout their supply chains, or to adopt them more slowly than we currently anticipate, could materially and adversely affect our business, operating results, financial condition and prospects.

Our prospective customers may not be familiar with our products or RFID technology in general, or may have traditionally used other products and technologies for their supply chain management or asset tracking systems. Businesses and other organizations may need to be educated on the benefits of the use of RFID technologies in their supply chain management and asset tracking applications. These educational efforts may not be successful, and organizations may decide that the costs of adopting RFID solutions outweigh the benefits of doing so.

The market for RFID technology is highly competitive, and if we fail to compete successfully, our business and results of operations would be significantly harmed.

We face significant competition in the RFID industry from both established and emerging players. We believe that our principal competitors in passive RFID systems include, Motorola, Inc, Checkpoint Systems, Inc, Alien Technology Corporation, and Hitachi, Ltd. We may also face competition from companies that will expand into the RFID industry in the future.

As the market for RFID products and services is new and evolving, winning key customer accounts early in the growth of the RFID market will be critical to our ability to develop and grow our business. Competition for key potential customer accounts is intense. Failing to obtain orders from key potential customers, for competitive reasons or otherwise, and delays in the timing of product shipments under the orders we do obtain, would materially adversely affect our operating results, business and prospects.

Some of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of RFID products. Consolidation in the RFID industry could intensify the competitive pressures that we face because these consolidated competitors may have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. Many of our existing and potential competitors are better positioned than us to acquire other companies, technologies or products.

Our ability to compete successfully depends on a number of factors, including our ability to:

•	produce quality products;

•	effectively market our products;

•	provide high quality customer support;

•	price and sell the products in a manner that is appealing to potential customers;

•	develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products;

•	the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products; and

•	retain and expand a technical and executive team.

We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, and this requires resources. There can be no assurance that we will have sufficient financial resources to maintain our business development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to maintain a competitive advantage with our products.

We may become subject to intellectual property infringement claims and other litigation that might be costly to resolve and, if resolved adversely, may harm our operating results or financial condition.

Third parties could in the future claim that our products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Negative developments with respect to lawsuits could cause our stock price to decline, and an unfavorable resolution of any particular lawsuit could have an adverse and possibly material effect on our business prospects, financial condition and results of operations.

Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us or at all. The failure to obtain a license on commercially reasonable terms or the entry of an award of monetary damages against us or our indemnitees or an injunction that impairs our ability to market certain products or services could have a material adverse affect on our business, results of operation, financial condition or prospects.

Our business and operational results will be subject to the seasonal demand fluctuations of the consumer product and retail industries.

The seasonality of the consumer product and retail industries will affect our business. For example, retailers typically do not install or change infrastructure during the holiday season in the fourth calendar quarter. Consequently, we expect decreased sales of certain of our RFID products during the fourth calendar quarter.

We may lose sales opportunities if we do not successfully develop and maintain strategic relationships with enterprise solution providers and distributors to sell and deliver our products.

While we plan to sell some of our RFID products directly to certain customers, many purchases of our products will be made through various enterprise solution providers and distributors who will offer or include our products as components to other products or other RFID system solutions. Our success is dependent upon our ability to develop and maintain relationships with these resellers and manufacturers. We are unable to predict the extent to which these resellers will be successful in marketing and selling our products and since we do not intent to enter into any long term contractual relationships with resellers at this stage of our development, these relationship may be terminated at any time. If we fail to successfully manage our relationships with resellers and manufacturers, our ability to sell our products may be impaired and our business would be harmed.

Our RFID products must meet exacting technical and quality specifications. Defects, errors in or interoperability issues with our products or the failure of our products to operate as expected could affect our reputation, result in significant costs to us and impair our ability to sell our products.

Our RFID products may contain defects or errors or not operate as expected, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. Our customers have demanding specifications for quality, performance and reliability that our RFID tag and reader products must meet. Our products are highly technical and designed to be deployed in large and complex supply chain networks and other settings under a wide variety of conditions. Customers may discover errors, defects, or incompatibilities in our products only after they have been fully deployed and are operating under peak stress conditions. For example, harsh environments and radio frequency interference from other sources may negatively affect the performance of our RFID readers. In addition, users of our RFID products may experience compatibility or interoperability issues between our products and their enterprise software systems or networks, or between our products and other RFID products they use.

The costs incurred in correcting any product defects or errors may be substantial and could adversely affect our operating results. While we test our products for defects or errors prior to product release, defects or errors may be identified from time to time by our internal team and by our customers. To the extent product failures are material, they could adversely affect our business, operating results, customer relationships, reputation and prospects.

We will depend on a limited number of suppliers and assemblers for critical components and products, and our dependence on these suppliers and assemblers may result in increased operating costs, production delays and other material adverse effects.

The cost, quality and availability of some components used to produce RFID applications are critical to the success of these products. We will rely on sole source or a limited number of suppliers for some of the key components, which we will use in some of our products. Our sole reliance on these sources suppliers will involve risks, including limited control over the price, timely delivery and quality of such components. These limited or sole source suppliers may become unable or unwilling to deliver these components to us at an acceptable cost or at all. Although we have identified alternate suppliers for most of our key components, any required changes in our suppliers could cause material delays in our production operations and increase our production costs. In addition, in the future our suppliers may not be able to meet our demands regarding volume, quality or timeliness. We may not be able to continue to use or obtain critical components in a timely or cost effective manner, or at all, and this could adversely affect our business, prospects and operating results.

Changes in industry standards and government regulation could adversely affect our ability to sell our products and impair our operating results.

In order to encourage widespread market adoption of RFID technology, industry standards have been developed, and we will design our products to comply with these standards. Changes in industry standards, or the development of new industry standards, may make our products obsolete. Our ability to compete effectively may depend on our ability to adapt our products to support relevant industry standards. We may be required to invest significant effort and to incur significant expense to redesign our products to address relevant standards. If our products do not meet relevant industry standards, including compliance with any qualification or certification processes, or if we are delayed in obtaining such certification, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, financial conditions, business and prospects.

In addition, regulations or standards adopted by other countries may require us to redesign our existing products or develop new products to be able to sell products in those countries. For example, foreign governments may impose regulations or standards with which our RFID products do not comply, or may require operation in frequency bands in which our products do not operate. These regulations would impair our ability to sell our RFID products in these markets, limiting our opportunities to generate revenue.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and may adversely affect our business, operating results and financial condition.

If we are unsuccessful in developing and introducing new products and enhancements, our operating results and competitive position may be harmed.

An important element of our development and growth strategy is the development and introduction of new products that will open up new revenue streams for us. We will commit resources to developing new products for our target markets, improving performance and reliability, and reducing costs. We cannot assure you that we will be successful in developing and introducing new products, or that any new products we do introduce will meet with commercial acceptance. Our failure to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development of new and enhanced products, which could result in product obsolescence, decreased revenue and/or a loss of market share to competitors.

We may be unable to successfully manage and expand our international operations. In addition, our international operations are subject to a variety of risks that may adversely affect our business.

On August 24, 2008, we entered into a System and Installation Contract with Mainrom Invest SRL, which provides for the installation of our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania. The system will monitor and control all traffic entering and exiting the village, including human and vehicular traffic moving within the village. The value of this contract is approximately $63,000. We anticipate growing our business in part by continuing our international operations. Our international operations will involve a variety of risks, including:

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	more stringent regulations relating to data privacy and the unauthorized use of, or access to, commercial and personal information;

•	lack of established standards or regulations for RFID products;

•	greater difficulty in supporting and localizing our products;

•	different or unique competitive pressures as a result of, among other things, the presence of local businesses and other market players;

•	limited or unfavorable intellectual property protection;

•	changes in a specific country’s or region’s political or economic conditions;

•	differing regulations with regard to maintaining operations, products and public information;

•	differing labor regulations; and

•	restrictions on repatriation of earnings.

If we are unable to manage and expand our international business in a timely and cost-effective manner in response to increased overseas demand, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, business and prospects. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business, prospects and operating results will suffer.

If unauthorized access is obtained to customer RFID systems or data, including through breach of security measures or unauthorized encoding of RFID tags, customers may curtail or stop their use of our products, which would harm our business, operating results and financial condition.

RFID tags may be scanned and read by readers within a certain range. Unauthorized readers may access our customers’ proprietary information, even if security measures such as shielding devices and encryption are used. In addition, it has been shown that it is possible to encode RFID tags so that they may provide unauthorized access to or cause improper changes in the systems or databases that scan those tags. Security breaches could expose us to litigation and possible liability. If our customers’ security measures are breached as a result of third-party action, employee error, criminal acts by an employee, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business and prospects may suffer and we could incur significant liability.

Privacy concerns relating to elements of RFID technology could damage our reputation and deter current and potential customers from using our products.

From time to time, concerns have been and are expected to continue to be expressed about whether RFID products compromise privacy rights. Concerns about the collection of information, identity theft or other privacy-related matters, even if unfounded, could damage our reputation and operating results, and could delay the development of the overall RFID industry. As the RFID industry continues to evolve, federal, state, foreign or other governmental agencies may adopt increased RFID regulations. Increased regulations in the area of privacy, and laws and regulations applying to the collection, processing or use of personal or consumer information could affect our customers’ ability to collect and use data, potentially reducing demand for our products.

RISKS RELATING TO OUR COMMON SHARES

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person’s account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of “blank check” preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports.. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

THE OFFERING

This prospectus relates to the offering and resale by certain selling security holders of the Company of up to an aggregate of 18,947,841 shares of the Company’s common stock, par value $0.0001 per share. 11,447,841 shares of such common stock were offered and sold by us at a purchase price of $0.001485 per share to the selling security holders in private placements conducted in August 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of September 17, 2008, the Company sold 11,447,841 shares in the private placement and raised $17,000 in gross proceeds.

Our founders are also offering an aggregate of 7,500,000 shares of the Company’s common stock, par value $0.0001. An aggregate of 18,750,000 shares of common stock were sold at a purchase price of $0.001 per share to the founders in private transactions in June 2008. These transactions were conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of our common stock at the purchase price of $0.001485 per share. The fixed price of $.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 17, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.001485 per share in a private placement made in August 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the

Securities Act. Three of our founders Yacov Israel Warshaver, Eliyahu Keller and Shimshon Sompolinsky are offering an aggregate of 7,500,000 shares of common stock, of the total of 18,750,000 shares offered and sold to them at a purchase price of $0.001 per share, in June 2008, in private transactions conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 132,197,841 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)

Name of Selling Security Holders (1)
			# of Shares	% of Class

Yacov Israel Warshaver	6,250,000	2,500,000	3,750,000	2.80%
Eliyahu Keller	6,250,000	2,500,000	3,750,000	2.80%
Shimshon Sompolinsky	6,250,000	2,500,000	3,750,000	2.80%
Gutfroynd Israel Menachem	336,701	336,701	0	0
Hasa Yechiel Yehuda	134,681	134,681	0	0
Shelly Shimon Shmuel	202,021	202,021	0	0
Solovetzik Izack Zeev	134,681	134,681	0	0
Rosenberg David Aharon	127,947	127,947	0	0
Lendsman Daniel	336,701	336,701	0	0
Gabay Refael Nachman Yoseph	269,361	269,361	0	0
Mendelzon Baruch Mordechay	606,061	606,061	0	0
Chemo Israel	134,681	134,681	0	0
Zlotnik Yom tov Izack	255,893	255,893	0	0
Kohen Shlomo Avraham	1,010,102	1,010,102	0	0
Gilboa Yechezkel Golan	134,681	134,681	0	0
Vaknin Israel	606,061	606,061	0	0
Has Israel Meir	606,061	606,061	0	0
Daniel Moshe Aharon	363,637	363,637	0	0
Lafko Alexander Yoseph	269,361	269,361	0	0
Sherfman Binyamin Shmuel	121,213	121,213	0	0
Goldblat Eliyahu Chakim	404,041	404,041	0	0
Varshevski Izack Chaim	471,381	471,381	0	0
Hamburg Chaim Simcha	269,361	269,361	0	0
Gesner Shmuel Arye	336,701	336,701	0	0
Elmalach Yaakov Israel	538,721	538,721	0	0
Maymon Itamar Chaim	134,681	134,681	0	0
Adony Eliyahu	202,021	202,021	0	0
Amar Izack	134,681	134,681	0	0
Shtateman Meir	134,681	134,681	0	0
Matzner Yaakov	538,721	538,721	0	0
Sheman Mordechai	134,681	134,681	0	0
Kay Yehoshua Yoseph	235,691	235,691	0	0
Gamliel Yanon	134,681	134,681	0	0
Vals Avraham Shimon	336,701	336,701	0	0
Erez Yaakov Michael	134,681	134,681	0	0
Ostry Chaim Israel	121,213	121,213	0	0
Brumer Yaakov Israel	134,681	134,681	0	0
Hadaya Shalom	168,351	168,351	0	0
Halperin Yair	134,681	134,681	0	0
Menachem Chaim	154,883	154,883	0	0
Shechter Daniel	134,681	134,681	0	0
Alpha Shmuel	269,361	269,361	0	0
Omer Amit	538,721	538,721	0	0

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of $0.0001, of which 132,197,841 shares are issued and outstanding as of September 17, 2008. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

The Company

RFI Technologies, Inc. is a development stage company which was incorporated on August 11, 2008, in the State of Nevada. We are focus on designing and selling passive radio frequency identification (RFID) products to enable greater effectiveness and security in supply chain and asset tracking operations. We currently have no employees other than our sole officer, who is also our sole director.

The address of our principal executive office is 17 Hamizpe St. Shoham 60850, Israel. Our telephone number is (212) 796-5819. We do not have a website at this time.

RFID technology has been used for years in access control, toll collection, animal tracking and automobile security systems, among other applications. Recent developments in technology, industry standards and manufacturing processes allow these RFID systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10.

On August 24, 2008, we entered into a System and Installation Contract with Mainrom Invest SRL, which provides for the installation of our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania. The system will monitor and control all traffic entering and exiting the village, including human and vehicular traffic moving within the village. The value of this contract is approximately $63,000.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through August 2009. There is no assurance that we will be able to achieve sales revenues sufficient to become profitable.

Overview and Market Opportunity

RFID (radio frequency identification) is a technology that incorporates the use of electromagnetic or electrostatic coupling in the radio frequency portion of the electromagnetic spectrum to uniquely identify an object, animal, or person. RFID is coming into increasing use in industry as an alternative to the bar code. The advantage of RFID is that it does not require direct contact or line-of-sight scanning.

An RFID system consists of three components: an antenna and transceiver (often combined into one reader) and a transponder (the tag). The antenna uses radio frequency waves to transmit a signal that activates the transponder. When activated, the tag transmits data back to the antenna. Data captured by RFID readers regarding an object’s identity and location can be used by organizations almost immediately for a variety of applications.

RFID technology has been used for years in access control, toll collection, animal tracking and automobile security systems, among other applications. A range of different types of RFID tags are available to meet different applications, from relatively simple passive tags that are powered entirely by radio frequency energy received from a reader, to relatively complex active and sensor tags that carry batteries and operate and communicate more autonomously.

New and emerging applications of RFID technology in supply chain and asset tracking applications generally use passive RFID systems operating in the ultra high frequency, or UHF, radio band. Recent developments in technology, industry standards and manufacturing processes allow these UHF systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10. There has been a significant reduction in tag prices in recent years.

A number of businesses and government agencies, including Wal-Mart and the U.S. Department of Defense, have started significant programs or initiatives to implement RFID technology to help improve the effectiveness, efficiency and security of their supply chain operations. Organizations such as these have begun installing RFID reader infrastructure in their facilities, and are receiving RFID-tagged shipments from their suppliers. We expect that these initiatives, along with continuing reductions in RFID tag prices and the availability of software programs to use the data generated by RFID systems, will drive very rapid growth in the use of RFID for supply chain management and asset tracking applications over the next several years.

ABI Research, an independent market research firm, in its RFID Market Update 1, published in May 2008, predicts the overall worldwide RFID market will experience a 15 percent compound annual growth rate between 2007 and 2013, when total revenues will reach $9.7 billion. Passive UHF sales currently account for 20 percent of overall RFID revenues, and there will be 45 percent unit growth annually for passive UHF tags through 2013.

The Importance of Improving Supply Chain and Asset Tracking Performance

For many organizations, supply chain performance and asset tracking capability is a key driver of competitive advantage and business results. In addition, organizations face new supply chain and asset tracking challenges such as shorter product life cycles, rapidly changing manufacturing and distribution arrangements, and more stringent regulatory and security requirements.

To improve supply chain performance, organizations have implemented increasingly sophisticated analytical and decision-support software to analyze and utilize available information about the movement of goods. These programs are designed to help further optimize manufacturing, inventory management, transportation planning, distribution and warehouse operations, store operations, order management, billing and financial systems. Supply chain execution systems and enterprise resource planning systems integrate these systems across entire organizations.

Although different organizations in different industries have different metrics and priorities for tracking and improving supply chain and asset tracking performance, in general, we believe they seek solutions which address the following two areas:

- Effectiveness in supply chain management means the availability of what is needed, when it is needed and where it is needed. This effectiveness is often measured by out-of-stock rates and on-time availability. According to some industry estimates, consumer goods

[1] http://www.abiresearch.com/abiprdisplay.jsp?pressid=1133 companies could potentially gain from smart shelves because they would guarantee instock levels, eliminating a 6% sales loss every year2.

- Security in supply chain management and asset tracking refers to vulnerability to theft, channel diversion or the introduction of counterfeit or alternative products or materials. Supply chain and asset tracking security is often measured by theft and shrinkage costs, and also affects less quantifiable factors such as company or brand reputation, consumer safety and national security. According to Jewelers Security Alliance (JSA), a jewelry trade organization, on-premise theft in the United States was $22.2 million in 2007, up from $20.7 million in 20063.

RFID Adoption

A number of organizations have started significant programs or initiatives to implement RFID technology, and several have begun installing RFID infrastructure in their operations. For example, both Wal-Mart and the U.S. Department of Defense have begun the implementation of RFID tagging. Other retail companies, such as Best Buy and Metro, have initiated the installation of RFID infrastructure in their operations. Consumer goods companies, such as Gillette, Kimberly-Clark and VF, have also begun implementing RFID.

We believe the key drivers in the market for RFID Technology include:

• Declining RFID Tag Prices

We believe as the price of RFID tags decline, users of the technology will realize a greater return on investment from RFID deployments. We believe that reductions in tag prices will make implementation of RFID technology more cost-effective and practical for a wider range of businesses and other organizations, including businesses in the apparel, pharmaceuticals, consumer electronics and electronic media industries.

• Installation of RFID Infrastructure

We believe as major users continue to install RFID readers and other infrastructure over the next several years this will help increase demand for RFID tags. In addition, as manufacturers apply RFID tags to an increasing portion of their shipments, we believe that they will find it beneficial to implement RFID in their own operations, which will further increase demand for RFID infrastructure products and RFID tags.

• Availability of Software Applications to Leverage RFID Data

Major enterprise resource planning (ERP) industry participants such as IBM, Microsoft, Oracle and SAP, have developed and are selling software modules designed to use the data provided by RFID applications. In addition, many new and existing software vendors are creating new software applications and analytical services designed to analyze, manage and utilize data collected from RFID tracking systems. We believe the users’ ability to utilize RFID data in these software applications will help encourage further adoption of RFID technology.

[2] Supermarket Strategic Alert, http://www.supermarketalert.com

[3] http://www.jewelerssecurity.org/statistics2007.php

• Establishment of Standards

We believe standardization of key RFID technology is critical to accelerate the broad-scale adoption of RFID for supply chain management and asset tracking. A second generation, or Gen 2, specification for passive UHF RFID was completed and approved in 2004 by EPCglobal. This Gen 2 standard creates a single, global, open specification for UHF RFID applications.

Our Products

We will offer high-performance RFID solutions, that will be often customized to our customers’ specific needs. These solutions generally include all the components needed, such as RFID antennas, RFID tags, RFID readers, hardware management systems, and software management systems. We will generally purchase “best of breed” components from third party suppliers and integrate the various components and software to provide a complete, working solution. We will also provide professional consulting and implementation services to support these products.

Our products will include:

“Smart Jewel”

Our Smart Jewel system provides a comprehensive RFID tagging solution for high-ticket retail items such as jewelry and watches.

Key features include:

•	Provides automatic, real-time, stock count;

•	Alerts for items that are out of the counter for a long period of time before sale, which can indicate possible theft;

•	Indicates the type and quantity of each product on every drawer or shelf in the store;

•	Manages employee authorization for opening a counter, as every drawer or counter is equipped with an electronic key so, which can only be used authorized personal; and

•	Every drawer opening is logged in the system, providing data on who opened the drawer, when, and what items were moved.

“Smart Cabinet”

This system provides a comprehensive RFID tagging solution for racks, cabinets, and data centers housing critical network and other IT equipment.

Key features include:

•	Provides automatic, real-time, inventory count;

•	Provides the precise location of each piece of equipment in the cabinet, reducing the time needed for technician to find a specific item needing repair or maintenance;

•	Enables better planning of equipment to be stored in each cabinet;

•	Alerts for items taken from the cabinet, which can indicate possible theft;

•	Alerts for items out of place in the cabinet;

•	Maintains a historical record of when specific item of equipment was handled.

Access Control

In addition to supply chain management and asset tracking, access control is another relevant application for RFID technology.

Key features include:

•	Provides an access control solution that is hands-free and unencumbered, as identity badges can be read several meters from the access control doorway or portal.

•	Allows surveillance cameras and video recording equipment to be triggered when certain user-specified RFID events occur;

•	Tracker software allows RFID asset tags to be linked with the owner’s access control badge to control movement of people, vehicle, or other high-value items into, out of, and within the facility;

•	Provides data on which employee are performing a particular task, such as operating a specific piece of equipment, and verifies if the employee is authorized for that task; and

•	Can be combined with various biometric controls to provide more enhanced security to limit access to restricted areas.

Marketing

We will market our products by direct sales as well as through authorized distributors and resellers. We will also seek to partner with other companies in complementary fields. For example, we will seek to market our “Smart Jewel” product together with manufactures of stands for the retail jewelry trade, and market our “Smart Cabinet” together with companies specializing in IT equipment racks and cabinets.

We recognize that our current management may not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to recruit experienced personnel to specialize in this area. In particular, we will seek sales and marketing staff with experience in the corporate training industry.

Although the Company generally hopes, once the Registration Statement is declared effective and its shares are quoted on the FINRA Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Competition

We will face significant competition in the RFID industry from both established and emerging players. We believe that our principal competitors in passive UHF RFID systems will include PowerID Ltd., Motorola, Inc, Checkpoint Systems, Inc, Alien Technology Corporation, and Hitachi, Ltd. We may also face competition from companies that expand into our industry in the future.

Some of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. As a result, some of these competitors may choose to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of RFID products. Competitors that have larger market capitalization or cash reserves are better positioned than we are to acquire other companies in order to gain new technologies or products that may displace ours. Consolidation in the RFID industry could intensify the competitive pressures that we face because these consolidated competitors may have longer operating histories and significantly greater financial, technical, marketing and other resources than we have.

We compete primarily by emphasizing the innovative design of our RFID applications, and our relatively fast implementation time.

Government Regulation and Standards

Government regulations governing radio devices operating in the UHF band vary around the world. For example, U.S. radio regulations fall under the oversight of the Federal Communications Commission, or FCC. Our readers and tags will be designed to meet a range of regulatory requirements, and generally our products will be certified to be used without a license. We will closely monitor evolving and emerging regulations in our key potential markets.

Intellectual Property

We rely on a combination of trade secrets, including know-how, patents, employee and third-party nondisclosure agreements, copyright laws and contractual rights to establish and protect our proprietary rights in our products. Despite our efforts to protect our intellectual property rights, it may be possible for unauthorized third parties to copy portions of our products or to reverse engineer or otherwise obtain and use some technology and information that we regard as proprietary. Moreover, the laws of some countries do not afford us the same protection to proprietary rights as do the laws of the United States. There can be no assurance that legal protections relied upon by us to protect its proprietary position will be adequate.

Employees

We have commenced only limited operations. Therefore, we have no full-time employees. Our sole officer and director, Ronen Luzon, provides services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 17 Hamizpe St. Shoham 60850, Israel. Mr. Luzon provides such office to the Company at no charge. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of September 17, 2008, there were 132,197,841 common shares outstanding which were held by 44 stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of RFI Technologies, Inc. And the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

We are a development stage company focused on designing and selling passive radio frequency identification (RFID) products to enable greater effectiveness and security in supply chain and asset tracking operations. With adequate funding we feel that we are well positioned to execute our business plan.

On August 24, 2008, we entered into a System and Installation Contract with Mainrom Invest SRL, which provides for the installation of our access control system in the American Village, a residential real estate complex in Cluj-Napoca, Romania. The system will monitor and control all traffic entering and exiting the village, including human and vehicular traffic moving within the village. The value of this contract is approximately $63,000.

Liquidity and Capital Resources

Our balance sheet as of August 31, 2008, reflects that we had no cash. However, on September 11, 2008, the Company received $18,750 in satisfaction of the subscriptions receivable from the sale of 18,750,000 shares of its common stock at a price of $0.001 per share to three of the founders of the Company.

Also, in September 2008, the company received $17,000 in satisfaction of the subscriptions receivable from the sale of 11,447,841 shares of common stock at a price of $0.001485 per share to 40 subscribers.

Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $150,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of professional fees including; $100,000 towards product development, $30,000 towards marketing materials. Additionally, $20,000 will be needed for general overhead expenses such as for reimbursed expenses, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our registered independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C., an independent registered public accounting firm, is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of September 17, 2008:

Name	Age	Positions and Offices Held

Ronen Luzon	34	Chief Executive Officer, President, Treasurer and Secretary

Mr. Ronen Luzon has been our Chief Executive Officer, President, Treasurer, Secretary and director since our inception on August 11, 2008. Mr. Luzon is also the sole officer and sole director of eSimple, Inc., an e-learning software development company. From 2005 to present, Mr. Luzon was the chief executive officer and sole director of Malers Automation and Control Ltd., an Israeli systems company that develops, manufactures, sells and maintains automation and control systems for industrial applications. The Company produces turn-key systems that replace labor intensive, error prone and costly manual production and monitoring functions. From 1998 to 2005, Mr. Luzon worked with Eldat Communication, Ltd., an Israeli based company which provides advanced communication solutions to the retail industry. From 1998 to 2003, Mr. Luzon was employed as a customer support representative and pre-post sales manager, managing the company’s pre and post sales activities. From 2003 to 2005, Mr. Luzon served as the sales manager. Mr. Luzon a B.Sc. degree in Business Information Systems and Information Technology from Middlesex University, London, UK.

Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors

Davis Accounting Group P.C., an independent registered public accounting firm.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on August 11, 2008, we have issued 102,000,000 shares of our common stock to Ronen Luzon in consideration for services rendered to the Company, valued in the amount of $10,200. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on August 11, 2008, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on August 11, 2008, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Ronen Luzon	2008	0	0	10,200	(1)	0	0	0	10,200	10,200

(1)          On August 12, 2008, we issued 102,000,000 shares of our common stock to our sole officer/director Ronen Luzon in consideration for services rendered to the Company, valued in the amount of $10,200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table lists, as of September 17, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 132,197,841 shares of our common stock issued and outstanding as of September 16, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o RFI Technologies, Inc., 17 Hamizpe St. Shoham 60850, Israel.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Ronen Luzon	102,000,000	77.16%

All directors and executive officers as a group (1 person)	102,000,000	77.16%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 12, 2008, by action taken by our board of directors, we issued 102,000,000 shares of our common stock to Ronen Luzon, our Chief Executive Officer, President, Treasurer, Secretary, and sole director. The shares were issued in consideration for services rendered valued in the amount of $10,200. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Luzon was our sole officer and sole director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Yacov Israel Warshaver, The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Warshaver was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Eliyahu Keller. The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Keller was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Shimshon Sompolinsky. The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Sompolinsky was one of our founders and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Accounting Fees and Expenses	$2,000

SEC registration fee	37.24

Legal fees and other expenses	15,000

Total	$17,037.24

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Davis Accounting Group P.C. an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
AUGUST 31, 2008

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of RFI Technologies, Inc.:

We have audited the accompanying balance sheet of RFI Technologies, Inc. (a Nevada corporation in the development stage) as of August 31, 2008, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended August 31, 2008, and from inception (August 11, 2008) through August 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RFI Technologies, Inc. as of August 31, 2008, and the results of its operations and its cash flows for the period ended August 31, 2008, and from inception (August 11, 2008) through August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of August 31, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
September 11, 2008.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF AUGUST 31, 2008

2008

ASSETS

Current Assets:
Cash in bank	$—

Total current assets	—

Total Assets	$—

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$1,154
Accrued liabilities	17,000

Total current liabilities	18,154

Total liabilities	18,154

Commitments and Contingencies

Stockholders’ (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 120,750,000 shares issued and outstanding	12,075
Additional paid-in capital	32,730
Common stock subscribed - 11,447,841 shares	1,145
Less - Common stock subscriptions receivable - 30,197,841 shares	(35,750)
(Deficit) accumulated during the development stage	(28,354)

Total stockholders’ (deficit)	(18,154)

Total Liabilities and Stockholders’ (Deficit)	$—

The accompanying notes to financial statements are
an integral part of this balance sheet.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED AUGUST 31, 2008, AND
CUMULATIVE FROM INCEPTION (AUGUST 11, 2008)
THROUGH AUGUST 31, 2008

	Period Ended August 31, 2008	Cumulative From Inception

Revenues	$—	$—

Expenses:
General and administrative-
Legal fees	15,000	15,000
Officer’s compensation	10,200	10,200
Audit fees	2,000	2,000
Organization costs	1,154	1,154

Total general and administrative expenses	28,354	28,354

(Loss) from Operations	(28,354)	(28,354)

Other Income (Expense)	—	—

Provision for income taxes	—	—

Net (Loss)	$(28,354)	$(28,354)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	115,000,000

The accompanying notes to financial statements are
an integral part of these statements.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION AUGUST 11, 2008)
THROUGH AUGUST 31, 2008

					Less - Common Stock Subscriptions Receivable	(Deficit) Accumulated During the Development Stage
	Common stock		Additional Paid-in Capital	Common Stock Subscribed

Description	Shares	Amount					Totals

Balance - August 11, 2008	—	$—	$—	$—	$—	$—	$—
Common stock issued for officer’s compensation	102,000,000	10,200	—	—	—	—	10,200
Common stock subscribed	18,750,000	1,875	16,875	—	(18,750)	—	—
Common stock subscribed - 11,447,841 shares	—	—	15,855	1,145	(17,000)	—	—
Net (loss) for the period	—	—	—	—	—	(28,354)	(28,354)

Balance - August 31, 2008	120,750,000	$12,075	$32,730	$1,145	$(35,750)	$(28,354)	$(18,154)

The accompanying notes to financial statements are
an integral part of this statement.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED AUGUST 31, 2008, AND
CUMULATIVE FROM INCEPTION (AUGUST 11, 2008)
THROUGH AUGUST 31, 2008

	Period Ended August 31, 2008	Cumulative From Inception

Operating Activities:
Net (loss)	$(28,354)	$(28,354)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Officer’s compensation paid by issued shares	10,200	10,200
Changes in net liabilities-
Accounts payable - Trade	1,154	1,154
Accrued liabilities	17,000	17,000

Net Cash Provided by Operating Activities	—	—

Investing Activities:
Cash provided by investing activities	—	—

Net Cash Provided by Investing Activities	—	—

Financing Activities:
Cash provided by financing activities	—	—

Net Cash Provided by Financing Activities	—	—

Net Increase in Cash	—	—
Cash - Beginning of Period	—	—

Cash - End of Period	$—	$—

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—

Income taxes	$—	$—

Supplemental Information of Noncash Operating Activities:

On June 19, 2008, the Company issued 102,000,000 shares of common stock to its Director and sole officer for services rendered valued at $10,200.

The accompanying notes to financial statements are
an integral part of these statements.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

(1)     Summary of Significant Accounting Policies

     Basis of Presentation and Organization

RFI Technologies, Inc. (“RFI” or the “Company”) is a Nevada corporation in the development stage. The Company was incorporated under the laws of the State of Nevada on August 11, 2008. The business plan of RFI is to design and sell passive radio frequency identification (“RFID”) products. RFID products enable greater effectiveness and security in supply chain and asset tracking operations. Recent developments in technology, industry standards and manufacturing processes allow these RFID systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10. The accompanying financial statements of RFI were prepared from the accounts of the Company under the accrual basis of accounting.

On August 12, 2008, the Company issued 18,750,000 shares of its common stock at a price of $0.01 per share for subscriptions receivable of $18,750 to three of the founders of the Company. Proceeds of $18,750 from the issuance of the common stock were received on September 11, 2008.

In addition, in 2008, RFI commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $17,000 through the issuance 11,447,841 shares of its common stock, $0.0001 par value per share, at an offering price of $0.001485 per share. As of August 30, 2008, RFI had closed the PPO and proceeds from the PPO of $17,000 were received on September 9, 2008.

The Company also commenced an activity to submit a registration statement on Form S-1 to the Securities and Exchange Commission to register 18,947,841 of its outstanding shares of common stock on behalf of selling stockholders (see Note 7). As of September 11, 2008, RFI was in the process of preparing the registration statement on Form S-1, and had not yet filed it with the SEC.

     Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

     Revenue Recognition

RFI is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the sale of its RFID products. Revenues will be recognized for financial reporting purposes when the products are delivered to customers, and collection is reasonably assured.

     Impairment of Long-Lived Assets

RFI evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. RFI records an impairment or change in useful life whenever events or changes in

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended August 31, 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

     Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended August 31, 2008.

     Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

     Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

     Income Taxes

RFI accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. RFI establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

     Fair Value of Financial Instruments

RFI estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of August 31, 2008, the carrying value of financial instruments approximated fair value due to the short-term maturity of these instruments.

     Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of August 31, 2008, and revenues and expenses for the period ended August 31, 2008, and cumulative from inception. Actual results could differ from those estimates made by management.

     Fiscal Year End

RFI has adopted a fiscal year end of March 31.

(2)     Development Stage Activities and Going Concern

RFI is currently in the development stage, and its business plan is to design and sell passive radio frequency identification (“RFID”) products. RFID products enable greater effectiveness and security in supply chain and asset tracking operations. Recent developments in technology, industry standards and manufacturing processes allow these RFID systems to deliver long read ranges of up to 10 meters and read speeds of over 500 tags per second, at low cost with UHF tags currently selling for prices below $0.10.

The initial activities of RFI through August 31, 2008, include organization and incorporation, the issuance of 102,000,000 shares of common stock to an officer of the Company for services rendered, the issuance of 18,750,000 shares of common stock to three of the founders of the Company to raise $18,750, a capital formation activity to raise up to $17,000 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities. RFI is currently in the process of submitting a Registration Statement on Form S-1 to the SEC to register 18,947,841 shares of common stock on behalf of selling stockholders. As of September 11, 2008, RFI was in the process of preparing the Registration Statement on Form S-1, and had not yet filed it with the SEC.

While the management of RFI believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain its operations. RFI also intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital and to commence operations.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of RFI as a going concern. RFI has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about RFI’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)     Common Stock

On August 12, 2008, the Company issued to its Director and Chief Executive Officer 102,000,000 shares of common stock valued at par value for services rendered. This transaction was valued at $10,200.

On August 12, 2008, the Company issued 18,750,000 shares of its common stock at a price of $0.01 per share for subscriptions receivable of $18,750 to three of the founders of the Company. On September 11, 2008, the Company received $18,750 in satisfaction of the subscriptions receivable.

In August 2008, RFI commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $17,000 through the issuance 11,447,841 shares of its common stock, $0.0001 par value per share, at an offering price of $0.001485 per share. As of August 30, 2008, RFI had subscription agreements for 11,447,841 shares of common stock, and had closed the PPO. Proceeds from the PPO of $17,000 were received on September 9, 2008. The company issued the 11,447,841 shares of common stock on September 9, 2008, in connection to the PPO.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 18,947,841 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of September 11, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC.

(4)     Income Taxes

The provision (benefit) for income taxes for the period ended August 31, 2008, was as follows (using a 15 percent effective Federal income tax rate):

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

2008

Current Tax Provision:
Federal -
Taxable income	$—

Total current tax provision	$—

Deferred Tax Provision:
Federal -
Loss carryforwards	$4,253
Change in valuation allowance	(4,253)

Total deferred tax provision	$—

The Company had deferred income tax assets as of August 31, 2008, as follows:

2008

Loss carryforwards	$4,253
Less - Valuation allowance	(4,253)

Total net deferred tax assets	$—

As of August 31, 2008, RFI had net operating loss carryforwards for income tax reporting purposes of approximately $28,354 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2028. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(5)     Related Party Transactions

As described in Note 3, the Company issued 102,000,000 shares of its common stock to its Director and CEO for services rendered at par value. The transaction was valued at $10,200.

(6)     Recent Accounting Pronouncements

On March 19, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•	Disclosure of information about credit-risk-related contingent features; and

•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.” SAS No. 69 has been criticized because it is directed to the auditor rather than the entity. SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of RFI does not expect the adoption of this pronouncement to have material impact on its financial statements.

(6)     System and Installation Contract

On August 8, 2008, the Company entered into a system and installation contract with Mainrom Invest SRL, a residential community in Cluj-Napoca, Romania. The contract states that the Company will install radio frequency identification (RFID) tags for vehicles and biometric access control for pedestrians in order to monitor all traffic into and out of the community. In addition, the system will also monitor traffic within the community. The contract’s value is approximately $69,000.

RFI TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

(7)     Subsequent Events

On September 9, 2008, the Company received $17,000 in connection with a PPO, exempt from registration under the Securities Act of 1933, that was offered by the Company at $0.001485 per share of common stock. On the same day, the Company issued 11,447,841 shares of common stock in satisfaction of the PPO.

On September 11, 2008, the Company received $18,750 in satisfaction of subscriptions receivable for common stock issued to three of its founders (see Note 3).

PART II -NFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee(*)	$37.24

Legal fees and miscellaneous expenses	15,000

Accounting fees and expenses	2,000

Total(*)	$17,037.24

          *Estimated

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Our Bylaws also provide that we may indemnify a director or former director of a subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 12, 2008, by action taken by our board of directors, we issued 102,000,000 shares of our common stock to Ronen Luzon, our Chief Executive Officer, President, Treasurer, Secretary, and sole director. The shares were issued in consideration for services rendered valued in the amount of $10,200. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Luzon was our sole officer and sole director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Yacov Israel Warshaver. The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Warshaver was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Eliyahu Keller. The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Keller was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 12, 2008, by action taken by our board of directors, we issued 6,250,000 shares of our common stock to Shimshon Sompolinsky. The shares were issued in consideration for the payment of $6,250. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Sompolinsky was one of our founders and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In September 2008, we issued 11,447,841 shares of common stock to 40 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.001485 per share, amounting in the aggregate to $17,000.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Certificate of Incorporation of Registrant

3.2	Bylaws of Registrant

4.1	Form of Stock Certificate

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

10.1	Form of Regulation S Subscription Agreement

10.2	System and Installation Agreement, dated August 24, 2008, by and between RFI Technologies, Inc. and Mainrom Invest SrL.

23.1	Consent of Davis Accounting Group P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoham, Israel, on September 19, 2008.

RFI TECHOLOGIES, INC.

By:	/s/ Ronen Luzon

Name: Ronen Luzon
Title: Chief Executive Officer, President Treasurer and Secretary and Director (Principal Executive, Financial, and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 19, 2008	/s/ Ronen Luzon	Ronen Luzon	Chief Executive Officer,
President, Treasurer and
Secretary and Director
(Principal Executive,
Financial and Accounting
Officer)